UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021 (December 31, 2020)

FRONT YARD RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tamarind Reef Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-0525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

On December 31, 2020 (the “Termination Date”), in accordance with the Termination and Transition Agreement, dated as of August 13, 2020 (the “Termination Agreement”), by and among Front Yard Residential Corporation (the “Company”), Front Yard Residential, L.P. (“FYR LP”) and Altisource Asset Management Corporation (“AAMC”), the Amended and Restated Asset Management Agreement, dated as of May 7, 2019 (the “AMA”), by and among the Company, FYR LP and AAMC, was terminated in its entirety.

In connection with the Termination Agreement, the Company has paid to AAMC the remainder of the aggregate amount of the termination fee, consisting of $15,000,000 in cash and 989,487 shares of common stock of the Company, par value $0.01 per share (the “Termination Fee Shares”). As of the Termination Date, George G. Ellison, Robin N. Lowe, Stephen H. Gray and Rene Dittrich will become directly employed as executive officers of the Company in the same roles as each such person currently holds with respect to the Company.

In addition, in connection with the internalization, the Company acquired the equity interests of AAMC’s Indian subsidiary, the equity interests of AAMC’s Cayman Islands subsidiary, and certain other assets that are used in connection with the operation of the Company’s business (the “Acquired Assets”), and has hired certain designated AAMC employees that currently oversee the management of the Company’s business. Pursuant to the terms of the Termination Agreement, the Company paid to AAMC the remainder of the aggregate amount of the purchase price of the Acquired Assets, consisting of 309,214 shares of common stock of the Company, par value $0.01 per share (the “Purchase Price Shares” and, together with the Termination Fee Shares, the “Common Stock”).

Pursuant to the terms of the Termination Agreement, the parties have agreed to release each other from all claims and actions arising out of or related to the AMA.

The description of the Termination Agreement set forth above does not purport to be complete and is subject to and qualified in its entirety by reference to the Termination Agreement, which was filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 14, 2020 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.02 hereof is incorporated herein by reference.

The Company is offering the Common Stock to AAMC in reliance on exemptions from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. AAMC is a public company listed on the New York Stock Exchange.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.02 hereof is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

2.1	Termination and Transition Agreement, dated as of August 13, 2020, by and among Front Yard Residential Corporation, Front Yard Residential, L.P. and Altisource Asset Management Corporation (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 14, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Front Yard Residential Corporation

January 6, 2021	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer